Exhibit 99.1

NEWS RELEASE

300 Perimeter Park Drive, Suite A Morrisville, North Carolina 27560 919.468.0399	Company Contact: Timothy Krist Chief Financial Officer 919.468.0399, ext. 295 tkrist@charlesandcolvard.com	Investor Relations: Christopher Schreiber Taglich Brothers, Inc. Investor Relations Counsel 800.383.8464 cs@taglichbrothers.com

FOR IMMEDIATE RELEASE

CHARLES & COLVARD REPORTS SECOND QUARTER
SALES INCREASE 69% AND NET PROFIT INCREASES $652,000 OVER PRIOR-YEAR PERIOD

MORRISVILLE, N.C. – July 26, 2012 – Charles & Colvard, Ltd. (NASDAQ Global Select Market: CTHR), the sole manufacturer of created moissanite gemstones, The Most Brilliant Jewel in the World®, today announced that net sales for the second quarter ended June 30, 2012 increased 69% while net profit increased $652,000 over the prior-year period.

Financial Highlights:

•	Q2 net sales increased 69% to $5.1 million vs. $3.0 million in Q2 2011

•	Q2 net income of $549,000 after approximate $802,000 investment in consumer-direct business models, vs. prior-year period net loss of $103,000

•	$11.5 million cash and investments and no long-term debt at 6/30/12

•	Q2 positive cash flow from operations of $1.0 million, year to date of $1.4 million

Net sales for the three months ended June 30, 2012 increased 69% to approximately $5.1 million, compared with approximately $3.0 million in sales during the corresponding period of the previous year.  Loose moissanite gemstone sales increased 65% to approximately $4.1 million, compared with approximately $2.5 million in the corresponding period of the previous year.  Finished jewelry sales increased 86% to approximately $968,000, compared with approximately $521,000 in the corresponding period of the previous year.

Net sales for the six months ended June 30, 2012 increased 55% to approximately $9.2 million, compared with approximately $6.0 million in sales during the corresponding period of the previous year.  Loose moissanite gemstone sales increased 30% to approximately $6.5 million, compared with approximately $5.0 million in the corresponding period of the previous year.  Finished jewelry sales increased 189% to approximately $2.7 million, compared with approximately $932,000 in the corresponding period of the previous year.

The Company recorded net income of $549,000, or $0.03 per diluted share, in the second quarter of 2012, representing an approximate $652,000 improvement relative to a net loss of $103,000, or $0.01 per share, in the second quarter of 2011.  For the first half of 2012, the Company recorded net income of $173,000, or $0.01 per diluted share, representing an approximate $512,000 improvement relative to a net loss of $340,000, or $0.02 per share, in the corresponding period of the prior year.

Operating expenses increased $1.1 million, or 59%, and $2.1 million, or 56%, during the second quarter and six months ended June 30, 2012, respectively, when compared to the same periods of 2011.  Of these increases, sales and marketing expenses increased $1.0 million, or 187%, and $1.9 million, or 150%, during the second quarter and six months ended June 30, 2012, respectively, when compared with the same periods in 2011.  These increases were primarily due to the Company’s ongoing investments in marketing and branding initiatives to better position Charles & Colvard’s product lines in the marketplace, as well as marketing investments and key strategic personnel additions in support of its direct-to-consumer Moissanite.com e-commerce and Lulu AvenueTM home party businesses.

“As we execute our branding strategies, we are pleased to see our sales revenue continue to grow in response,” commented Randy N. McCullough, Chief Executive Officer of Charles & Colvard, Ltd.  “As previously reported, we formally launched our new Forever Brilliant® color-enhanced moissanite gemstone the first week of June during the JCK jewelry trade show in Las Vegas, the largest jewelry industry trade show in the U.S., where we received quite a bit of attention and interest from a number of retailers and wholesalers.  During the second quarter, we shipped approximately $1 million of Forever Brilliant® loose gemstones and ended the quarter with a backlog of orders.  We believe based on consumer feedback that Forever Brilliant® will continue to grow not only in sales revenue, but also as an increasingly important brand for Charles & Colvard as we execute future branding initiatives of our strategic business plan.

“Additionally, Moissanite.com and Lulu AvenueTM are both developing and becoming more significant to our sales growth, validating our business plan.  We believe our investments in these direct-to-consumer retail channels, while still adversely impacting our bottom line today, are positioning to drive both substantial revenue and profits in the near future.

“Our largest customer continues to be Jewelry Television (JTV), for which we produce all of the moissanite jewelry that it sells; however, the second quarter sales revenue was collectively dominated by Charles & Colvard’s wholesale distributors.  We are experiencing a nice increase in loose gemstone sales as these distributors grow their moissanite finished jewelry businesses, which we expect to continue to grow over the next two quarters as we support them with trade magazine ads and cooperative advertising.  Also, we have completed implementing the initial phases of our new jewelry specific ERP system and are shifting the focus of our resources to enhancements that should provide improved services and support to not only our wholesale customers as they grow their moissanite businesses, but also our direct-to-consumer retail subsidiaries as they continue to evolve.

“We feel there continue to be significant opportunities to grow our business with the increased consumer awareness generated from home shopping networks, our consumer-direct sales efforts, and marketing of exciting new product offerings like our Forever Brilliant® color-enhanced gemstone.  We remain confident that moissanite is destined to significantly expand its share of the $120 billion global jewelry market and that our multi-channel sales and marketing strategies will play a key role in Charles & Colvard’s growth.  Meanwhile, we believe we are well-positioned financially to take advantage of future opportunities, with a long-term debt-free balance sheet, healthy operating cash flows, and over $21 million in available working capital,” concluded McCullough.

Financial Position

Cash and liquid long-term investments totaled $11.5 million at June 30, 2012, up from approximately $10.5 million at December 31, 2011, and the Company had no long-term debt outstanding as of June 30, 2012.  Cash generated from operations totaled $1.0 million and $1.4 million during the three and six months ended June 30, 2012, respectively.  During the second quarter of 2012, the primary drivers of positive cash flow were the Company’s net income of $549,000 that included $808,000 of net non-cash expenses, a decrease in trade accounts receivable of $203,000, a decrease in interest receivable of $13,000, a net decrease in inventory of $245,000, and a net increase in accrued liabilities of $194,000.  These factors more than offset an increase in prepaid expenses and other assets of $155,000 and a decrease in trade accounts payable of $823,000.

During the six months ended June 30, 2012, the primary drivers of positive cash flow were the Company’s net income of $173,000 that included $1.3 million of net non-cash expenses, a decrease in trade accounts receivable of $216,000, a decrease in interest receivable of $10,000, and a net decrease in inventory of $735,000. These factors more than offset an increase in prepaid expenses and other assets of $175,000, a decrease in trade accounts payable of $316,000, and a net decrease in accrued liabilities of $506,000.

Total inventory, including long-term and consignment inventory, approximated $34.2 million as of June 30, 2012, which was down from approximately $35.0 million at the end of 2011 primarily as a result of sales, offset in part by purchases during the quarter of jewelry castings, findings, and other jewelry components; fashion finished jewelry in support of the Company’s home party direct sales business; and production of moissanite gemstones.  Net trade accounts receivable approximated $5.4 million at the end of the second quarter of 2012, down $631,000 from the end of 2011.

Investor Conference Call

The Company will host an investor conference call at 11:15 a.m. EDT today, July 26, 2012, to discuss its second quarter and first six months of 2012 operating results, along with other topics of interest.  Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 11:15 a.m. EDT on Thursday, July 26, 2012.  The call will also be broadcast live on the Internet at www.visualwebcaster.com/event.asp?id=87879.

A replay of the conference call will be available one hour after the call until 9:00 a.m. EDT on Friday, August 3, 2012 by dialing 877-344-7529 (U.S.) or 412-317-0088 (international) and entering the conference ID number 10015452.

The conference call will also be archived for review on the Internet at www.visualwebcaster.com/event.asp?id=87879 and on the Company’s website at www.charlesandcolvard.com until Friday, August 3, 2012.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the global sole source of moissanite, a unique, near-colorless created gemstone that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability, and rarity.  Charles & Colvard Created Moissanite® and Forever Brilliant® are currently incorporated into fine jewelry sold through domestic and international retailers and other sales channels.  Charles & Colvard, Ltd. is headquartered in Morrisville, North Carolina, and its common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.”  For more information, please visit www.charlesandcolvard.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future.  You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer acceptance and growth of sales of our products resulting from our strategic initiatives; our ability to fulfill orders on a timely basis; dependence on a limited number of customers; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; general economic and market conditions, including the current economic environment; dependence on Cree, Inc. as the current supplier of the raw material; intense competition in the worldwide jewelry industry; the financial condition of our major customers; risks of conducting business in foreign countries; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; and possible adverse effects of governmental regulation and oversight, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and subsequent reports filed with the SEC.  Forward-looking statements speak only as of the date they are made.  We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

(Financial Highlights Follow)

Charles & Colvard, Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net sales	$5,058,227	$2,994,280	$9,236,612	$5,971,836
Costs and expenses:
Cost of goods sold	1,642,759	1,296,635	3,670,445	2,625,156
Sales and marketing	1,583,895	551,981	3,085,816	1,233,266
General and administrative	1,285,294	1,133,403	2,642,466	2,318,375
Research and development	8,381	30,958	16,789	43,506
Loss on abandonment of assets	-	94,408	-	94,408
Total costs and expenses	4,520,329	3,107,385	9,415,516	6,314,711
Income (loss) from operations	537,898	(113,105)	(178,904)	(342,875)
Other income (expense):
Interest income	17,823	23,339	41,688	41,258
Interest expense	(127)	(250)	(604)	(262)
Loss on call of long-term investments	-	-	-	(2,913)
Total other income	17,696	23,089	41,084	38,083
Income (loss) before income taxes	555,594	(90,016)	(137,820)	(304,792)
Income tax net (expense) benefit	(7,022)	(13,298)	310,546	(34,910)
Net income (loss)	$548,572	$(103,314)	$172,726	$(339,702)

Net income (loss) per common share:
Basic	$0.03	$(0.01)	$0.01	$(0.02)
Fully diluted	$0.03	$(0.01)	$0.01	$(0.02)

Weighted average number of shares used in computing net income (loss) per common share:
Basic	19,564,451	19,471,342	19,517,481	19,385,081
Fully diluted	19,972,267	19,471,342	19,905,582	19,385,081

Charles & Colvard, Ltd.
Consolidated Balance Sheets
(unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$10,211,206	$6,701,701
Accounts receivable, net	5,433,464	6,064,764
Interest receivable	1,889	12,109
Inventory, net	6,869,237	6,849,592
Prepaid expenses and other assets	595,378	419,729
Total current assets	23,111,174	20,047,895
Long-term assets:
Held-to-maturity investments	1,257,747	3,760,399
Inventory, net	27,376,869	28,157,497
Property and equipment, net	1,671,542	1,420,971
Intangible assets, net	259,010	248,812
Other assets	12,616	13,746
Total long-term assets	30,577,784	33,601,425
TOTAL ASSETS	$53,688,958	$53,649,320

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$744,491	$1,060,937
Accrued cooperative advertising	313,000	213,000
Accrued expenses and other liabilities	333,716	581,009
Total current liabilities	1,391,207	1,854,946
Long-term liabilities:
Accrued income taxes	383,152	741,645
Total liabilities	1,774,359	2,596,591
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value	53,252,509	52,833,716
Additional paid-in capital – stock-based compensation	8,038,228	7,767,877
Accumulated deficit	(9,376,138)	(9,548,864)
Total shareholders’ equity	51,914,599	51,052,729
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$53,688,958	$53,649,320

Charles & Colvard, Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$172,726	$(339,702)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	265,607	87,735
Amortization of bond premium	2,652	2,247
Stock-based compensation	569,230	478,355
Provision for uncollectible accounts	245,460	78,985
Provision for sales returns	170,000	(32,000)
Provision for inventory reserves	26,000	(7,000)
Loss on abandonment of assets	-	94,408
Loss on call of long-term investments	-	2,913
Changes in assets and liabilities:
Accounts receivable	215,840	(538,934)
Interest receivable	10,220	(584)
Income tax receivable	-	113,030
Inventory	734,983	1,256,382
Prepaid expenses and other assets, net	(174,519)	(75,893)
Accounts payable	(316,446)	250,036
Accrued cooperative advertising	100,000	107,000
Accrued income taxes	(358,493)	34,909
Other accrued liabilities	(247,293)	(126,323)
Net cash provided by operating activities	1,415,967	1,385,564

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(485,878)	(581,669)
Purchases of long-term investments	-	(4,745,625)
Proceeds from call of long-term investments	2,500,000	2,250,000
Patent, license rights, and trademark costs	(40,498)	(10,433)
Net cash provided by (used in) investing activities	1,973,624	(3,087,727)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	119,914	24,815
Net cash provided by financing activities	119,914	24,815

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,509,505	(1,677,348)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	6,701,701	7,736,044
CASH AND CASH EQUIVALENTS, END OF PERIOD	$10,211,206	$6,058,696

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$604	$262
Cash paid during the year for income taxes	$11,800	$-

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